As filed with the Securities and Exchange Commission on July 27, 2001
                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                      AMERICAN ELECTRIC POWER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
            New York                                       13-4922640
 (State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)
--------------------------------------------------------------------------------
                     1 Riverside Plaza, Columbus, Ohio 43215
               (Address of Principal Executive Offices) (Zip Code)

                         American Electric Power System
                      Incentive Compensation Deferral Plan
                            (Full Title of the Plan)
                                   -----------

                             Jeffrey D. Cross, Esq.
                Senior Vice President and Deputy General Counsel
                   American Electric Power Service Corporation
                                1 Riverside Plaza
                              Columbus, Ohio 43215
                                 (614) 223-1580
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                                   -----------

                                        CALCULATION OF REGISTRATION FEE
========================================== =================== ================ ==================== ===============
                                                                  Proposed           Proposed
                Title of                                          Maximum            Maximum            Amount of
              Securities to                    Amount to        Offering Price       Aggregate        Registration
            be Registered (1)                Be Registered (2)   Per Share (2)    Offering Price (2)    Fee (2)
------------------------------------------ ------------------- ---------------- -------------------- ---------------

Deferred Compensation Obligations             $100,000,000            100%         $100,000,000         $25,000
========================================== =================== ================ ==================== ===============

(1) The Deferred Compensation Obligations are unsecured obligations of American Electric Power Company, Inc. to pay deferred compensation in the future in accordance with the American Electric Power System Incentive Compensation Deferral Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h).


                                     PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     PLAN INFORMATION

         Not required to be filed with this Registration Statement.*

Item 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission by American Electric Power Company, Inc. ("AEP") are incorporated by reference herein:

     (i) Annual Report on Form 10-K of AEP for the fiscal year ended December 31, 2000;

    (ii) Quarterly Report on Form 10-Q of AEP for the fiscal quarter ended March 31, 2001;

   (iii)  Current Report on Form 8-K of AEP dated April 24, 2001; and

    (iv) Current Report on Form 8-K/A of AEP dated May 3, 2001.

         All documents subsequently filed by AEP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     DESCRIPTION OF SECURITIES

         The securities registered hereby are deferred compensation obligations, which are fully described in the American Electric Power System Incentive Compensation Deferral Plan.


Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the offering of the securities registered hereby have been passed upon by Ann B. Graf, Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc. Ms. Graf is paid a salary by American Electric Power Service Corporation and is a participant in various employee benefit plans offered to employees of American Electric Power Service Corporation.


Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the New York Business Corporation Law (the "NYBCL") a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by any reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         The NYBCL further provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

         The AEP By-Laws provide that to the fullest extent permitted by law, AEP shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of AEP or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of AEP, or of any subsidiary or affiliate of AEP, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of AEP, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to such provision of the AEP By-Laws; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

         The AEP By-Laws further provide that in any case in which a director, officer or employee (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the AEP Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.     EXHIBITS

Exhibit
Number                              Description

  4        American Electric Power System Incentive Compensation Deferral Plan

  5 Opinion of Ann B. Graf, Esq., Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered

23.1       Consent of Deloitte & Touche LLP

23.2       Consent of Arthur Andersen LLP

23.3       Consent of KPMG Audit Plc

23.4 Consent of Ann B. Graf, Esq., Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

 24        Power of Attorney (included on the signature page)


Item 9.    UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                  (i)     To include any prospectus required by Section 10(a)(3)
                         of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

                  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 26th day of July, 2001.

                                          AMERICAN ELECTRIC POWER COMPANY, INC.


                                          By: /s/  Henry W. Fayne
                                              Name: Henry W. Fayne
                                              Title:  Vice President and Chief
                                                      Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry W. Fayne and Armando A. Pena and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 26, 2001 by the following persons in the capacities indicated with the Registrant.

     Signature                                              Title


   /s/  E. R. BROOKS
        E. R. Brooks                                       Director


   /s/  JOSEPH M. BUONAIUTO
        Joseph M. Buonaiuto              Controller and Chief Accounting Officer
                                              (Principal Accounting Officer)

   /s/  Donald M. Carlton
        Donald M. Carlton                                  Director


   /s/  John P. DesBarres
        John P. DesBarres                                  Director


   /s/  E. Linn Draper, Jr.
        E. Linn Draper, Jr.                  Chairman of the Board, President,
                                           Chief Executive Officer and Director
                                                (Principal Executive Officer)
   /s/  Henry W. Fayne
        Henry W. Fayne                Vice President and Chief Financial Officer
                                              (Principal Financial Officer)

   /s/  Robert W. Fri
        Robert W. Fri                                       Director


   /s/  Lester A. Hudson, Jr
        Lester A. Hudson, Jr.                               Director


   /s/  Leonard J. Kujawa
        Leonard J. Kujawa                                   Director


   /s/  James L. Powell
        James L. Powell                                     Director


   /s/  Richard L. Sandor
        Richard L. Sandor                                   Director


   /s/  Thomas V. Shockley, III
        Thomas V. Shockley, III                             Director


   /s/  Donald G. Smith
        Donald G. Smith                                     Director


   /s/  Linda Gillespie Stuntz
        Linda Gillespie Stuntz                              Director


   /s/  Kathryn D. Sullivan
        Kathryn D. Sullivan                                 Director



                                  Exhibit Index

Exhibit
Number                                     Description

   4     American Electric Power System Incentive Compensation Deferral Plan.

   5 Opinion of Ann B. Graf, Esq., Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered

 23.1    Consent of Deloitte & Touche LLP

 23.2    Consent of Arthur Andersen LLP

 23.3    Consent of KPMG Audit plc

 23.4 Consent of Ann B. Graf, Esq., Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

   24    Power of Attorney (included on the signature page)


TYPE:  EX-4
SEQUENCE:  2
DESCRIPTION:  EXHIBIT 4

                                                                    EXHIBIT 4

                         AMERICAN ELECTRIC POWER SYSTEM

                      INCENTIVE COMPENSATION DEFERRAL PLAN



                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

         1.1 The American Electric Power System Incentive Compensation Deferral Plan ("Plan") is established to allow Eligible Employees to elect to defer receipt of all or a portion of their Incentive Compensation until their termination of employment.

         1.2 The effective date of the Plan is January 1, 2001.


                                   ARTICLE II

                                   DEFINITIONS

         2.1 "Account" means the separate memo account established and maintained by the Company or the recordkeeper employed by the Company to record Participant deferrals of Incentive Compensation and to record any related Investment Income on the Fund or Funds selected by the Participant or Former Participant.

         2.2 "Base Compensation" means an employee's regular base salary or wage including any salary or wage reductions made pursuant to sections 125 and 402(e) of the Code and employee elective contributions to the American Electric Power System Supplemental Retirement Savings Plan.

         2.3 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

         2.4 "Committee" means employees of the Company holding the following offices: Senior Vice President Human Resources, Executive Vice President - Shared Services, and Executive Vice President - Finance and Analysis.

         2.5 "Company" means American Electric Power Service Corporation, its subsidiaries and affiliates.

         2.6 "Disability" means the Participant's entitlement to disability benefits under the terms of the American Electric Power System Disability Plan.

         2.7 "Eligible Employee" means any employee of the Company whose Base Compensation for the Plan Year exceeds $100,000 or is in salary grade 26 or higher.
         2.8 "Former Participant" means a Participant who has terminated employment or a Participant who is no longer an Eligible Employee but who has Funds in the Plan.

         2.9 "Fund" means the investment options made available to Eligible Employees in the American Electric Power System Retirement Savings Plan or other funds selected by the Committee.

         2.10 "Incentive Compensation" means incentive compensation paid pursuant to the terms of annual and long-term incentive compensation plans approved by the Committee for inclusion in the Plan. Incentive Compensation will not include Base Compensation, non-annual bonuses compensation (such as but not limited to project bonuses and sign-on bonuses), severance pay, or relocation payments

         2.11 "Investment Income" means with respect to the Fund or Funds selected by the Participant or Former Participant the earning, gains and losses derived from the investment of deferred compensation in the Fund or Funds.

         2.12 "Participant" means an Eligible Employee who elects to defer part or all of his or her Incentive Compensation.

         2.13 "Plan Year" means the calendar year commencing each January 1and ending each December 31.

         2.14 "Retirement" means a Participant or Former Participant's termination of employment after attaining age 55 and the completion of five years of service with the Company.


                                   ARTICLE III

                                 ADMINISTRATION

         3.1 The Committee shall (i) administer and interpret the terms and conditions of the Plan, (ii) establish reasonable procedures with which Participants must comply to exercise any right established hereunder, and (iii) be permitted to delegate its responsibilities or duties hereunder to any person or entity. The rights and duties of the Participants and all other persons and entities claiming an interest under the Plan are subject to, and governed by, such acts of administration, interpretation, procedure and delegation taken by the Committee.

         3.2 The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan.

         3.3 The Company shall maintain, or cause to be maintained, records showing the individual balances in each Participant's Account. Each Participant shall receive quarterly statements setting forth the balance of the Participant's Account at the end of the quarter. The maintenance of the Account records and the distribution of the quarterly statements may be delegated to a recordkeeper by either the Company or the Committee.


                                   ARTICLE IV

                                  PARTICIPATION

         4.1 Eligible Employees shall become Plan Participants by making a deferral election on a form prescribed by the Company to defer part or all of the Eligible Employee's Incentive Compensation earned during the Plan Year but which is paid after the end of the Plan Year.


                                    ARTICLE V

                                    DEFERRALS

         5.1 A Participant shall make a separate Incentive Compensation deferral election for each Plan Year. If a deferral election for a Plan Year is not made within the time period prescribed by the Company, no portion of the Eligible Employee's Incentive Compensation for the Plan Year shall be deferred.

         5.2 All deferred Incentive Compensation shall be paid in accordance with the distribution option selected by the Participant in accordance with the terms of section 7.3.


                                   ARTICLE VI

                         INVESTMENT OF DEFERRED AMOUNTS

         6.1 All deferred incentive compensation shall be invested in the Funds selected by the Participant. A Participant may change the selected Funds by notifying the recordkeeper retained by the Company. Any change in the Funds selected by the Participant shall be implemented as soon as practicable.

         6.2 A Participant or Former Participant may elect to transfer all or a portion of the Funds to any other Fund or Funds by giving notice to the recordkeeper. Transfers between Funds may be made in any whole percentage or dollar amounts and shall be implemented as soon as possible.

         6.3 The Funds shall be valued daily at their fair market value and each Participant's and Former Participant's Account shall be valued daily at its fair market value. The fair market value shall be calculated by the recordkeeper.

         6.4 The Plan is an unfunded non-qualified deferred compensation plan and amounts credited to a Participant's or Former Participant's Account and the investment of the credited amounts in the Fund or Funds selected by the Participant or Former Participant are memo accounts that represent general, unsecured liabilities of the Company payable exclusively out of the general assets of the Company.


                                   ARTICLE VII

                                  DISTRIBUTIONS

         7.1 Upon a Participant's or Former Participant's termination of employment with the Company for any reason other than Retirement, Disability or death the Company shall pay the Participant or the Former Participant the full amount credited to the Participant's or Former Participant's Account. The payment shall be made within 60 days of the Participant's or Former Participant's termination of employment.

         7.2 Upon a Participant's or Former Participant's termination of employment due to Retirement, Disability or death benefits shall be paid in the form elected by the Participant or Former Participant that is in effect at least one year prior to the payment or the scheduled payment to the Participant whichever is sooner. The payment form elected by a Participant or a Former Participant shall apply to all Incentive Compensation deferral elections made by the Participant or the Former Participant.

         7.3 The form of benefit payments shall be one of the following:

             1. A single lump sum distribution at the time of Retirement or Disability or up to five years after Retirement or Disability;

             2. Annual distributions over not less than two and not more than ten years commencing one to five years after Retirement or Disability;

         7.4 Distributions to Participants who are not executive officers of the Company shall commence as soon as practical (generally within 60 days) after the Participant's or Former Participant's Retirement, Disability or death unless a Participant has elected to defer distributions. Distributions to Participants who are executive officers of the Company shall commence in January of the year following the Participant's or Former Participant's Retirement, Disability or death unless a Participant has elected to defer distributions. If the Participant or Former Participant elected to defer distributions for one to five years, distributions shall be made on the selected deferral date except for balances of $5,000 or less as provided in section 7.5.

         7.5 If a Participant's or Former Participant's Account is $5,000 or less on the date that such Participant or Former Participant becomes eligible for a distribution due to Retirement, Disability, death or the receipt of a withdrawal request, the full value of the Account shall be distributed as a lump sum.

         7.6 If an annual distribution is selected, the amount to be distributed in any one-year shall be determined by dividing the Participant's or Former Participant's Account by the number of years remaining in the elected distribution period. The Participant or Former Participant electing annual distributions shall have the right to make changes in the Fund or Funds the Account is invested in accordance with section 6.2.

         7.7 Notwithstanding any other provision of this Plan a Participant or Former Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution from his or her Account of an amount equal to or greater than 25% of the Participant's Account as of the date of the request. The date of the request shall be the date the Committee or the Committee's representative receives the request. The lump sum amount to be paid to the Participant shall be subject to a 10% early withdrawal penalty, which penalty shall reduce the amount to be distributed to the Participant or Former Participant. The Participant or Former Participant shall forfeit the amount of the 10% withdrawal penalty. The lump sum amount shall be paid within 60 days after the Committee receives the withdrawal request. Any Participant or Former Participant who elects to receive a benefit under this section shall not be eligible to participate in future Incentive Compensation deferrals for the Plan Year in which the request is made and for two consecutive Plan Years thereafter and the Participant may not request any additional withdrawals prior to the Participant's termination of employment.


                                  ARTICLE VIII

                                  BENEFICIARIES

         8.1 Each Participant or Former Participant shall have the right at any time, to designate one or more persons or an entity as a beneficiary (both primary or secondary) to whom benefits under this Plan shall be paid in the event of a Participant's or Former Participant's death prior to complete distribution of the Account. Each beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's or Former Participant's lifetime.

         8.2 If the designated beneficiaries predecease the Participant or Former Participant, or if the Participant or Former Participant did not designate a beneficiary, or if the beneficiary designation is not valid, the value of the Account shall be distributed to the Participant's or Former Participant's spouse if then living. If the spouse is not living, then the value of the Account shall be distributed to the representative of the estate. Distributions to a surviving spouse, beneficiary or representative of the estate shall be made as soon as reasonable in accordance with a distribution election made by the surviving spouse, beneficiary or representative of the estate. If a distribution election is not completed within 90 days of the Participant's or Former Participant's death, the value of the account shall be distributed in a lump sum.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 Each Participant agrees that as a condition of participation in the Plan, the Company may withhold federal, state and local income taxes, Social Security taxes and Medicare taxes from any distribution hereunder to the extent that such taxes are then payable.

         9.2 In the event that a Participant or beneficiary is unable to care for his or her affairs because of illness or accident, the Company may direct that any payment due the Participant or the beneficiary be paid to the duly appointed legal representative of the Participant or beneficiary, and any such payment so made shall be a complete discharge of the liabilities of the Plan and the Company.

         9.3 The Company intends to continue the Plan indefinitely but reserves the right to modify the Plan from time to time, or to terminate the Plan entirely, provided that no such modification or termination shall affect or otherwise deprive a Participant or beneficiary of any distributions to which they may be entitled under the Plan.

         9.4 Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon a Participant any right to continue in the employ of the Company.

         9.5 The Plan shall be construed and administered according to the laws of the State of Ohio.


TYPE:  EX-5
SEQUENCE:  3
DESCRIPTION:  EXHIBIT 5

                                                                      EXHIBIT 5
                                                                  July 26, 2001

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio  43215

Ladies and Gentlemen:

         I am Senior Counsel - Securities of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc., a New York corporation (the "Company"), and in such capacity I have examined the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of $100,000,000 of deferred compensation obligations (the "Obligations"), which will represent unsecured obligations of the Company issued under the American Electric Power System Incentive Compensation Deferral Plan (the "Plan").

         I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based upon and subject to the foregoing, I am of the opinion that when issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

         I hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

                                                         Very truly yours,

                                                         /s/ Ann B. Graf
                                                             Ann B. Graf

TYPE:  EX-23
SEQUENCE:  4
DESCRIPTION:  EXHIBIT 23.1

                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of American Electric Power Company, Inc. on Form S-8 of our reports dated February 26, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the 1999 and 1998 financial statements to give retroactive effect to the conforming change in the method of accounting for vacation pay accruals) appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                         Deloitte & Touche LLP

Columbus, Ohio
July 26, 2001


TYPE:  EX-23
SEQUENCE:  5
DESCRIPTION:  EXHIBIT 23.2

                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated February 25, 2000 on the financial statements of Central and South West Corporation for the fiscal year ended December 31, 1999, included and incorporated by reference in American Electric Power Company, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm in this Form S-8.

                                                     /s/ Arthur Andersen LLP
                                                         Arthur Andersen LLP

Dallas, Texas
July 26, 2001


TYPE:  EX-23
SEQUENCE:  6
DESCRIPTION:  EXHIBIT 23.3
                                                                   EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of American Electric Power Company, Inc. on Form S-8 of our report (not included therein) dated 18 January 1999, with respect to the consolidated balance sheet of CSW UK Finance Company as of 31 December 1998 and the related consolidated statements of earnings and cash flows for the year then ended, and our report (not included therein) dated 17 January 2000 with respect to the consolidated balance sheet of CSW UK Holdings as of 31, December 1999 and the related consolidated statements of earnings and cash flows for the year then ended which reports appear in the 2000 Annual Report of American Electric Power Company, Inc. and are incorporated by reference in Form 10-K of American Electric Power Company, Inc. for the year ended 31 December 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                      /s/ KPMG Audit Plc
                                                          Chartered Accountants
                                                          Registered Auditor

London, England
July 26, 2001